UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2014

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

United States Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
402 Strand St.
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices)
Registrant’s telephone number, including area code: (340) 692-1055

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Altisource Asset Management Corporation (the “Company”) has nominated Nathaniel Redleaf for election to the Board at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) effective June 11, 2014. Mr. Redleaf is a Partner at Luxor Capital Group, LP, a New York-based hedge fund (“Luxor”), where he focuses on the homebuilding, commercial real estate, finance and gaming sectors. Luxor and its affiliated entities are among the largest institutional stockholders of the Company. There are no arrangements or understandings between Mr. Redleaf and any other person for his selection as a nominee.

On April 29, 2014, Cindy Gertz, who is currently a member of the Board of the Company, informed the Company that she will not stand for re-election at the Annual Meeting. Ms. Gertz will continue to serve on the Company’s Board of Directors until the Annual Meeting which will be held on June 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Altisource Asset Management Corporation
Date: May 5, 2014	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary

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